UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 1, 2011
UNITED RENTALS, INC.
UNITED RENTALS (NORTH AMERICA), INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14387	06-1522496
Delaware	001-13663	06-1493538

(State or other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

Five Greenwich Office Park
Greenwich, Connecticut	06831

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (203) 622-3131
(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.      Results of Operations and Financial Condition.
On February 1, 2011, United Rentals, Inc. issued a press release reporting its results of operations for the quarter and year ended December 31, 2010. A copy of the press release is being furnished with this report as Exhibit 99.1.
Item 7.01.      Regulation FD Disclosure.
Certain information concerning our business, financial results and 2011 outlook that we expect to use at certain investor meetings and presentations can be accessed currently on our website, www.ur.com. Such presentation will be maintained on our website for at least the period of its use at such meetings and presentations or until superseded by more current information.
The presentation includes certain financial measures — free cash flow, earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA and adjusted earnings per share (“EPS”) — that are “non-GAAP financial measures” as defined under the rules of the SEC. Free cash flow represents net cash provided by operating activities, less purchases of rental and non-rental equipment plus proceeds from sales of rental and non-rental equipment and excess tax benefits from share-based payment arrangements, net. EBITDA represents the sum of net income (loss), loss from discontinued operation, net of taxes, provision (benefit) for income taxes, interest expense, net, interest expense-subordinated convertible debentures, net, depreciation of rental equipment and non-rental depreciation and amortization. Adjusted EBITDA represents EBITDA plus the sum of the restructuring charge and stock compensation expense, net. Adjusted EPS represents EPS plus the sum of the restructuring charge, the gains/losses on the repurchase/redemption of debt securities and retirement of subordinated convertible debentures, and the asset impairment charge.
The presentation includes reconciliations of these non-GAAP financial measures to their nearest generally accepted accounting principles financial measures. The Company believes that: (i) free cash flow provides useful additional information concerning cash flow available to meet future debt service obligations and working capital requirements; (ii) EBITDA and adjusted EBITDA provide useful information about operating performance and period-over-period growth and (iii) adjusted EPS provides useful information concerning future profitability. However, none of these measures should be considered as alternatives to net income, cash flows from operating activities or earnings per share under GAAP as indicators of operating performance or liquidity.
Item 9.01.      Financial Statements and Exhibits.
99.1      Press Release of United Rentals, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: February 1, 2011

UNITED RENTALS, INC.
By:	/s/ Jonathan M. Gottsegen
	Name:	Jonathan M. Gottsegen
	Title:	Senior Vice President, General Counsel and Corporate Secretary

UNITED RENTALS (NORTH AMERICA), INC.
By:	/s/ Jonathan M. Gottsegen
	Name:	Jonathan M. Gottsegen
	Title:	Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of United Rentals, Inc.